Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-3 No. 333-158775 and No. 333-158775-01) of Plum Creek Timber Company, Inc. and Plum Creek Timberlands, L.P. and in the related prospectus,

•	Registration Statement (Form S-8 No. 333-59812) pertaining to the Plum Creek Timber Company, Inc. 2000 Stock Incentive Plan,

•	Registration Statement (Form S-3 No. 333-67382) of Plum Creek Timber Company, Inc. and in the related prospectus,

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Registration Statement (Form S-8 No. 333-71192) pertaining to the Georgia-Pacific Corporation 1995 Shareholder Value Incentive Plan and Georgia-Pacific Corporation/Timber Group 1997 Long-term Incentive Plan, and

•	Registration Statement (Form S-8 No. 333-123146) pertaining to the Plum Creek Timber Company, Inc. Amended and Restated Stock Incentive Plan

of our reports dated February 25, 2010, with respect to the consolidated financial statements of Plum Creek Timber Company, Inc., and Plum Creek Timberlands, L.P. and the effectiveness of internal control over financial reporting of Plum Creek Timber Company, Inc., included in this Annual Report (Form 10-K) of Plum Creek Timber Company, Inc. for the year ended December 31, 2009.

/s/ Ernst & Young LLP

Seattle, Washington

February 25, 2010